Exhibit 11

                FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES
                SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


                                              Three months ended October 31,
                                              ------------------------------
                                                  1997              1996
                                               ----------        ----------
Primary
------------------------------------------
Net earnings for primary per share amounts     $3,874,000        $2,972,000
                                               ==========        ==========
Weighted average number of common
   shares outstanding                          14,769,783        14,846,856

Add - common equivalent shares
   (determined using the
   "treasury stock" method)                     1,635,480         1,251,770
                                               ----------        ----------
Weighted average number of shares
   used in calculation of primary
   earnings per common share                   16,405,263        16,098,626
                                               ==========        ==========

Primary net earnings per common share               $0.24             $0.18
                                                    =====             =====

Fully Diluted
------------------------------------------

Net earnings for fully diluted per share
   amounts                                     $3,874,000         $2,972,000
                                               ==========         ==========
Weighted average number of shares
   used in calculation of fully diluted
   earnings per common share                   16,463,782         16,098,626
                                               ==========         ==========
Fully diluted net earnings per common
   share                                            $0.24              $0.18
                                                   ======              =====

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